UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

(Exact Name of Registrant as Specified in Charter)

OHIO	001-11302	34-6542451
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 29, 2016, the Federal Reserve announced that it did not object to KeyCorp’s capital plan submitted as part of the Federal Reserve’s 2016 Comprehensive Capital Analysis and Review. The capital plan, which occurs over a four-quarter time period, includes a common share repurchase program of up to $350 million. Share repurchases under the capital plan have been authorized by KeyCorp’s Board of Directors and include repurchases to offset issuances of common shares under Key’s employee compensation plans. KeyCorp anticipates repurchasing common shares under the 2016 capital plan following the completion of the acquisition of First Niagara Financial Group, Inc. through June 30, 2017.

In the second quarter of 2017, the Board of Directors will consider a potential increase in KeyCorp’s quarterly common share dividend, from $0.085 per share up to $0.095 per share.

A copy of the press release announcing these actions is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits

Exhibit Number	Description

99.1	KeyCorp Press Release, dated June 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

Date: June 29, 2016

/s/ Donald R. Kimble
	By:	Donald R. Kimble
Chief Financial Officer